FIRST ADDENDUM TO SHARE PURCHASE AGREEMENT

This FIRST ADDENDUM TO SHARE PURCHASE AGREEMENT dated December 28, 2010, (“Addendum”) is made to that certain Share Purchase Agreement (the “Agreement”) by and among American BioCare, Inc. (the “Purchaser”) and the shareholders of Care Choices of Tennessee, Inc. and Care Choices II, Inc. (“CCTN” or the “Company”) owning all of issued and outstanding voting and non-voting stock of the Company (each a “Seller” and collectively the “Sellers”).

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement.  All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum.  All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement.  Any inconsistency between the Agreement and this Addendum shall be resolved in favor of the provisions of this Addendum.

NOW, THEREFORE, for and in consideration of the rents herein reserved and the mutual covenants and agreements herein contained, and respectively intending to be legally bound hereby, the parties hereto agree as follows:

1. Paragraph 1.3 of the Agreement is amended by adding the bolded and italicized text in the last sentence of the first paragraph:

“1.3  Closing.  . . . .  On the Closing Date, the Sellers shall (i) pay for all accrued expenses and accrued payroll prior to the Closing Date; (ii) permit all of the accounts receivable on the books of the Company on and including the Closing Date to remain with the Company, excluding those related to First Choice Staffing, until the post-Closing working capital adjustment (the “Post-Closing Adjustment”), which shall be calculated and settled mutually by Purchaser and the Sellers within sixty (60) days after Closing; and (iii) ensure that the Company has a minimum cash balance of $127,500 at the Closing.”

2. Paragraph 9 of the Agreement is amended as follows:

“9.           Non-Competition.  To induce Purchaser to enter into this Agreement and purchase the Shares, Sellers (including Robin Adkins and Pat Pickel) hereby agree and covenant that, for a period of three (3) years following the termination of a Seller’s employment with the Company, neither the Seller, nor any entity owned, controlling or controlled, directly or indirectly by the Seller, shall, without the Company’s prior consent, directly or indirectly:  (i) engage in any business substantially similar to the Company as an owner, manager, consultant, associate, employee, partner, agent, or principal, in direct competition with the Company within the State of Tennessee or any other State into which the Company expands or (ii) solicit, induce, encourage, influence, divert, or attempt to influence or divert any client, customer, employee, associate, consultant, or independent contractor of Company to cease to do business (or reduce the amount of business) or to terminate his or her employment or association with the Company.  As used herein, a “substantially similar” business shall be defined as a business providing (a) in-home care services to patients of the type being served by the Company as of the effective date of termination, and/or (b) private care, hospice care or infusion therapy services (if and to the extent such services are being actively provided by the Company as of the effective date of termination).  For purposes of clarification, the foregoing covenant shall not prohibit Robin Adkins from working as a nurse with a medical practice or at a hospital, nursing home or other facility, or from providing consulting, instruction or teaching services in the nursing or health care field.  The parties acknowledge that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of Purchaser, and that any violation of this Section 9 will result in irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser, and, therefore, Purchaser shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled.  If any covenant herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form.”

3. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Addendum may be transmitted by facsimile and signatures so transmitted will be deemed to be original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                                                                                                         SHAREHOLDERS OF CARE CHOICES
                              OF TENNESSEE, INC. and CARE
Care Choices of Tennessee, Inc.                                                                                                     CHOICES II, INC.

By: __/s/________________________                                                                           ________________________
      Name:
      Title:
                                                                                                                                                    ________________________
Care Choices II, Inc.

                                     ________________________
By: __/s/________________________
      Name:
      Title:                                                                                                                                       ________________________

THE PURCHASER:

AMERICAN BIOCARE, INC.

By:__/s/________________________
     Gary D. Lewis, Chairman and CEO